[EXHIBIT 23a TO FORM S-3]


     Consent of Independent Certified Public Accountants


      We  have  issued our reports dated January  18,  1995,

accompanying   the  consolidated  financial  statements   of

Colonial Gas Company and subsidiaries appearing in the  1994

Annual  Report  of  the  Company  to  its  shareholders  and accompanying the schedules included in the Annual Report  on

Form  10-K  for the year ended December 31, 1994  which  are incorporated  by  reference in this Registration  Statement.

We   consent  to  the  incorporation  by  reference  in  the

Registration Statement of the aforementioned reports and  to the  use  of  our  name  as  it appears  under  the  caption

"Experts."



                              GRANT THORNTON LLP



Boston, Massachusetts
August 16, 1995

                [END OF EXHIBIT 23a TO FORM S-3]